Exhibit 13.2

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of sanofi-aventis, a French société anonyme (the “Company”), does hereby certify to such officer’s knowledge that:

The annual report on Form 20-F for the year ended December 31, 2005 (the “Form 20-F”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 29, 2006

By:	/s/ Jean-Claude Leroy
Jean-Claude Leroy
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to sanofi-aventis and will be retained by sanofi-aventis and furnished to the Securities and Exchange Commission or its staff upon request.